UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 21, 2023

BAKER HUGHES COMPANY	BAKER HUGHES HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
575 North Dairy Ashford Road, Suite 100
Houston, Texas 77079
Registrant’s telephone number, including area code: (713)
439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	—	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company
  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On November 21, 2023, Baker Hughes Holdings LLC (“BHH LLC”), as borrower, and Baker Hughes Company (“BHC”), as parent guarantor, entered into a Credit Agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Administrative Agent”), as administrative agent, and certain lenders party thereto for the provision of a revolving credit facility.
BHC fully guaranteed the obligations under the New Credit agreement.
Subject to certain permitted extensions, the New Credit Agreement has a term of five years and provides for an aggregate principal amount of $3.0 billion of loans thereunder.
The revolving loans will bear interest at a rate per annum based upon, depending on the type of loan, the Term SOFR rate or the alternative base rate, plus in each case, a ratings-based margin.
The unpaid principal amount of each loan matures on November 21, 2028, and accrued interest on each loan is payable in arrears on each applicable interest payment date.
The New Credit Agreement contains (i) certain representations and warranties, (ii) certain affirmative covenants, (iii) certain negative covenants and (iv) certain events of default, including among other things, cross-acceleration to certain indebtedness, and certain events of bankruptcy in each case, what BHH and BHC consider customary. If such an event of default occurs, the lenders under the New Credit Agreement would be entitled to accelerate amounts due under the New Credit Agreement.
The above summary of the terms of the New Credit Agreement is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
On November 21, 2023, in connection with BHH LLC’s entry into the New Credit Agreement, BHH LLC terminated its existing five-year committed $3.0 billion revolving credit agreement dated as of December 10, 2019 (the “2019 Credit Agreement”), among BHH LLC, certain lenders party thereto, and the Administrative Agent. No borrowings were outstanding under the 2019 Credit Agreement as of the termination date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures above under Item 1.01 of this Current Report on Form
8-K
are also responsive to Item 2.03 of this Current Report on Form
8-K
and are hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 21, 2023, among Baker Hughes Holdings LLC, as the borrower, Baker Hughes Company, as the parent guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

101.SCH*	Inline XBRL Schema Document

101.CAL*	Inline XBRL Calculation Linkbase Document

101.LAB*	Inline XBRL Label Linkbase Document

101.PRE*	Inline XBRL Presentation Linkbase Document

101.DEF*	Inline XBRL Definition Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baker Hughes Company

Date: November 22, 2023	By:	/s/ Fernando Contreras
	Name:	Fernando Contreras
	Title:	Vice President, Legal Governance and Corporate Secretary

Baker Hughes Holdings LLC

Date: November 22, 2023	By:	/s/ Fernando Contreras
	Name:	Fernando Contreras
	Title:	Vice President, Legal Governance and Corporate Secretary

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